EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, James Edward Lynch, Jr., hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
the Quarterly Report on Form 10-Q of FreeButton Inc. for the period ended September 30, 2012 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of FreeButton Inc.

Dated: November 19, 2012

By:	/s/ James Edward Lynch, Jr.
James Edward Lynch, Jr.
President and Chief Executive Officer
(Duly Authorized Officer, Principal Executive Officer and Principal Accounting Officer)